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Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board and Equityholders of
Consorzio Lotterie Nazionali

        We have audited the accompanying balance sheet of Consorzio Lotterie Nazionali as of December 31, 2007, and the related statements of income, changes in equity, and cash flows for the year then ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on internal control. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consorzio Lotterie Nazionali at December 31, 2007, and the results of its operations and its cash flows for the year then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Reconta Ernst & Young S.p.A.

Rome, Italy
February 27, 2008

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  Exhibit 99.1
Report of Independent Registered Public Accounting Firm